Exhibit 99.1

Bionano Reports Preliminary Fourth Quarter and Full-Year 2025 Results

SAN DIEGO, January 12, 2026 – Bionano Genomics, Inc. (NASDAQ: BNGO) today reported certain unaudited preliminary financial results and commercial highlights for the fourth quarter and fiscal year ended December 31, 2025.

“2025 was a pivotal year for Bionano. We transformed our business model to focus on routine users of our optical genome mapping (OGM) solutions, improved our financial profile with reduced cash burn and improved gross margins, and expanded the use and adoption of OGM both in the U.S. and internationally,” commented Erik Holmlin, PhD, president and chief executive officer of Bionano. “We saw important reimbursement progress with the establishment of a second category I CPT code for OGM, this time in constitutional genetic disorders and a 47% increase in payment determination for the category I CPT code for OGM use in hematologic malignancies. We also saw significant expansion in the body of published clinical research evidence in support of using OGM as an alternative to traditional cytogenetic methods, with continued growth both in peer-reviewed publications and reported clinical research genomes.  Our teams launched a major upgrade to our software and compute platforms, among other product improvements. As a result, we are entering 2026 with a strong foundation and pipeline of demand.”

Fourth Quarter 2025 Preliminary, Unaudited Financial and Business Results

For the three-month period ended December 31, 2025:
•	Total revenue is expected to be in the range of $7.8 million to $8.0 million, which is at the upper end of guidance and represents a decrease in the range of 2% to 4% year-over-year.
•	Nanochannel array flowcells sold in the fourth quarter of 2025 is expected to be 7,554.
•	Installed 9 new OGM systems.

Full Year 2025 Preliminary, Unaudited Financial and Business Results

For the twelve-month period ended December 31, 2025:
•
Total revenue is expected to be in the range of $28.4 million to $28.6 million, which is also within the annual revenue guidance provided and represents a decrease in the range of 7% to 8% year-over-year.

•	Nanochannel array flowcells sold in the full year 2025 is expected to be 30,171.
•	Installed 32 new OGM systems, which after exchange or return of systems, resulted in an installed base of 387 OGM systems at year-end 2025, compared to 371 at year-end 2024.

Cash, cash equivalents, available-for-sale securities, and restricted short-term investments were approximately $29.6 million as of December 31, 2025, of which $10.3 million is subject to certain restrictions.

Bionano is in the process of completing its customary year-end close and review procedures and has not completed preparation of its financial statements for the fourth quarter of 2025 or for the full year ended December 31, 2025. The financial performance measures presented in this press release for the fourth quarter of 2025 and for the year ended December 31, 2025 are preliminary and unaudited, are based on management’s initial review of the information presented, and are thus inherently uncertain and subject to change as Bionano completes its end-of-period reporting process and related activities for the fourth quarter of 2025 and the full year ended December 31, 2025. During the course of the preparation of Bionano's consolidated financial statements and related notes as of and for the year ended December 31, 2025, Bionano’s independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary estimates presented in this press release. Additional information and disclosures would be required for a more complete understanding of Bionano’s financial position and results of operations as of and for the fourth quarter and full year ended December 31, 2025. Accordingly, undue reliance should not be placed on this preliminary information.

About Bionano

Bionano is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through optical genome mapping (OGM) solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research. The Company also offers an industry-leading, platform-agnostic genome analysis software solution, and nucleic acid extraction and purification solutions using proprietary isotachophoresis (ITP) technology. Through its Lineagen, Inc. d/b/a Bionano Laboratories business, the Company also offers OGM-based diagnostic testing services.

For more information, visit www.bionano.com or www.bionanolaboratories.com.
Bionano’s products are for research use only and not for use in diagnostic procedures.

Forward-Looking Statements of Bionano Genomics

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: fourth quarter 2025 revenue, potential impairments, write downs, and other non-cash or cash charges which may affect the Company’s fourth quarter 2025 financial results and growth in the Company’s core business; our expectations regarding market adoption of our products; our commercial prospects and future financial and operating results; and our ability to meet our stated goals and commercial opportunities. Each of these forward-looking statements involves risks and uncertainties. Accordingly, investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to: adjustments to our preliminary measures of financial performance resulting from, among other things, the completion of our end-of-period review and reporting processes our ability to improve our margins, extend our cash runway and reach a potential pathway to profitability; our ability to continue as a going concern within 12 months of filing our Annual Report on Form 10-K for the year ended December 31, 2025, which requires us to manage costs and obtain significant additional financing to fund our strategic plans and commercialization efforts; our ability to execute on our strategy and achieve our objectives; the impact and utility of our cost savings initiative and our recent financing; our ability to continue to drive OGM (as defined above) adoption by potential customers for routine use in genomic analysis; the impact, or lack thereof, of Category I CPT codes to accelerate or increase the adoption of OGM; continued research, presentations and publications involving OGM and its utility compared to traditional cytogenetics and our technologies; the impact of our Stratys™ system and VIA™ software to increase throughput and simplify analysis of OGM data; our ability to drive adoption of OGM and our technology solutions; our ability to further deploy new products and applications for our technology platforms; our expectations and beliefs regarding future growth of the business and the markets in which we operate; our ability to consummate any strategic alternatives including the risk that if we fail to obtain additional financing we may seek relief under applicable insolvency laws; the size and growth potential of the markets for our products, and our ability to serve those markets; the rate and degree of market acceptance of our products; our ability to manage the growth of our business and integrate acquired businesses; our ability to expand our commercial organization to address effectively existing and new markets that we intend to target; the impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries; our ability to compete effectively in a competitive industry; the introduction of competitive technologies or improvements in existing technologies and the success of any such technologies; the performance of our third-party contract sales organizations, suppliers and manufacturers; our ability to attract and retain key scientific or management personnel; the accuracy of our estimates regarding expenses, future revenues, reimbursement rates, capital requirements and needs for additional financing; the impact of adverse geopolitical and macroeconomic developments, such as recent and future bank failures, the ongoing conflicts between Ukraine and Russia and in the Middle East, and related sanctions, regional or global pandemics, inflation, tariffs, increased cost of goods, supply chain issues, and global financial market conditions on our business and operations, as well as the business or operations of our suppliers, customers, manufacturers, research partners and other third parties with whom we conduct business and our expectations with respect to the duration of such impacts and the resulting effects on our business; our ability to realize the anticipated benefits and synergies of our prior and any future acquisitions or other strategic transactions; our ability to attract collaborators and strategic partnerships; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission (“SEC”), including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Reports on Form 10-Q and in other filings subsequently made by us with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as may be required by law.

CONTACTS
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionano.com

Investor Relations:
Kelly Gura
Gilmartin Group
+1 (212) 229-6163